UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

EMPIRE STATE REALTY OP, L.P.

(Exact name of registrant as specified in its governing instruments)

Delaware	001-36106	45-4685158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 953-0888

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 10, 2013, Empire State Realty OP, L.P. (the “Operating Partnership”) notified the New York Stock Exchange (“NYSE”) of its intention to transfer the listings of its Series ES operating partnership units, no par value (“Series ES Operating Partnership Units”), Series 60 operating partnership units, no par value (“Series 60 Operating Partnership Units”) and Series 250 operating partnership units, no par value (“Series 250 Operating Partnership Units”) from the NYSE to the NYSE Arca, Inc. (“NYSE Arca”). The Series ES Operating Partnership Units, Series 60 Operating Partnership Units and Series 250 Operating Partnership Units have been approved for listing on NYSE Arca and began trading on NYSE Arca on October 11, 2013 under the same symbols as they traded on the NYSE, “ESBA,” “OGCP,” and “FISK,” respectively.

A copy of the press release issued by the Operating Partnership on October 10, 2013 announcing the transfer of the listings is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P.
By: Empire State Realty Trust, Inc., as general partner

October 15, 2013	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President, Chief Financial Officer and Treasurer